UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: September 9, 2003

LEGAL ACCESS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada         000-19457          87-0473323
(State of Incorporation)      (Commission          (IRS Employer
         File Number)                         Identification #)

2300 West Sahara Avenue, Suite 500, Las Vegas, NV 89102
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(Address of Principal Executive Offices)

(702) 949-6115
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(Registrant's telephone number, including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As a result of management’s search for new business opportunities, on September 9, 2003, management entered into a memorandum of understanding for the purchase of all the common stock of American Design Group, Inc., a California company (“ADGI”) that manufactures and imports personal electronic products into the United States. In consideration for the delivery of all the shares of ADGI, we will issue 4,360,000 shares of our common stock to ADGI’s two shareholders. In addition, the ADGI shareholders shall be entitled to up to 4,200,000 additional shares of our common stock as an earn-out based on their EBITDA over the next three years. The agreement is specifically contingent upon our arranging for a convertible bridge loan for ADGI in the amount of $500,000 by September 17, 2003 and Pacific Commercial Group arranging for long term financing of $5,000,000 by September 30, 2003 (the “Closing Date”). In exchange for arranging this long term financing, we have agreed to issue to Pacific 1,000,000 shares of our common stock at closing. If for any reason the anticipated long term financing is not successful, our loan to ADGI will be converted into a long term debt. In the event that this convertible bridge loan is not made by September 17, 2003, the memorandum of understanding and final integrated agreement will be null and void.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS & Exhibits

Exhibit 10.1:    Memorandum of Understanding for Stock Purchase

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEGAL ACCESS TECHNOLOGIES, INC.

By:    /s/ Michael A. Cane
Date: September 9, 2003           _______________________
MICHAEL A. CANE
President, Secretary & Director